Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Erin Jones

949-754-8032

erin.jones@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE TO ACQUIRE VINTELA, INC.

Quest Extends Windows Management Solution Set to

Enable Heterogeneous Identity Management Through Microsoft Active Directory

IRVINE, Calif. and LINDON, Utah, May 31, 2005 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application, database and Windows management solutions, and Vintela, Inc., a privately-held leader in innovative platform integration solutions, today announced a definitive agreement for Quest to acquire Vintela. The Vintela acquisition will deliver a pivotal component to Quest’s long-term strategy to embrace and extend Microsoft Active Directory by enabling organizations with Unix, Linux, Mac and Java systems to benefit from Active Directory throughout their heterogeneous enterprises.

Quest expects to pay approximately $56.5 million in cash for the outstanding shares of Vintela, and outstanding options to purchase Vintela shares will be assumed by Quest and become options to purchase approximately 1.5 million shares of Quest common stock. The proposed acquisition of Vintela is subject to customary closing conditions and regulatory approvals, including expiration of the applicable Hart-Scott-Rodino waiting period. Quest currently expects that the transaction will close late in the second quarter or early in the third quarter of 2005. The transaction is expected to be dilutive to 2005 pro forma EPS by approximately $.02. Quest is currently unable to provide the estimated impact of the acquisition on 2005 GAAP earnings per share because estimates of the amortization of intangible assets, the fair value accounting for Vintela’s deferred revenue and a potential charge related to in-process research and development are not available.

“For many years we have believed that Microsoft Active Directory would become a strategic enterprise directory,” said Vinny Smith, chairman and CEO, Quest Software. “This is a trend Quest predicted when we began to invest in management solutions for Windows five years ago. The Vintela acquisition is a cornerstone in Quest’s overall strategy for Windows-centric platform integration and identity management.”

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Quest Software to Acquire Vintela, Inc.

“Quest and Vintela are both important industry partners to Microsoft,” said Bob Muglia, senior vice president of the Windows Server Division at Microsoft Corp. “Microsoft is pleased to see these two Active Directory companies unite to help enable IT organizations extend the value of Active Directory throughout their enterprises. We look forward to continuing the strong relationships we have had with both organizations and see many opportunities ahead.”

This acquisition marks the next phase in Quest’s vision for Active Directory in the enterprise. Quest initially delivered solutions to help customers migrate to Active Directory. Quest then built out a comprehensive suite of products to enhance the management of Active Directory. Now, Quest is adding the platform integration solutions from Vintela to enable enterprises to address their heterogeneous platform and identity management problems. Going forward, the Vintela acquisition will help enable Quest to deliver cross-platform user provisioning, password management and end-user self-management.

“Enterprise customers benefit from leveraging existing investments in their identity infrastructure to support more effective user authentication, efficient provisioning of access to resources, and improvements in security policy enforcement and audit/compliance functions,” said Phil Schacter, vice president and director of Identity and Privacy Strategies for Burton Group. “Active Directory is a critical part of the enterprise framework for identity and access management, and can perform a valuable supportive role for better management of access to applications and information, independent of the hosting platform and its operating system.”

Vintela’s products are developed through a standards-based approach to multi-platform integration that extends the reach of Microsoft offerings — including Active Directory, Group Policy, Systems Management Server (SMS), Microsoft Operations Manager (MOM), .NET, and Services for Unix (SFU) — to Unix, Linux, Mac and Java systems. Using a unique technology architecture, Vintela products enable customers to deploy their platform integration strategy in an incremental way and build on it over time.

Vintela solutions include:

•	Vintela Authentication Services (VAS), cross-platform identity management and authentication using Active Directory;

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Quest Software to Acquire Vintela, Inc.

•	Vintela Single Sign-on for Java (VSJ), single sign-on for J2EE environments in Active Directory;

•	Vintela Group Policy (VGP), Group Policy for Unix and Linux; and,

•	Vintela Management Extensions (VMX), SMS extensions for Unix, Linux, and Mac OSX systems.

“Quest and Vintela share a common vision for enabling business users of Unix, Linux, Mac and Java systems to interoperate with Windows-based systems,” said Dave Wilson, president, Vintela, Inc. “Vintela is pleased to be joining Quest – the industry’s No. 1 Windows Server management software vendor and Microsoft’s Independent Software Vendor of the Year. Together, we will be delivering key components of an enterprise platform integration and identity management solution that customers may implement today.”

Conference Call and Webcast

Quest Software will discuss details of the Vintela, Inc. acquisition on a special conference call for financial analysts, investors and the news media today, Tuesday, May 31, 2005 at 2:30 p.m. Pacific Time. The call may be accessed by dialing (800) 946-0742 (from the U.S. or Canada) or (719) 457-2650 (outside the U.S. and Canada), using confirmation code: 2675234. Vinny Smith, chairman and CEO, Quest Software; Dave Wilson, president, Vintela; Brinkley Morse, senior vice president, corporate development, Quest Software; and Michael Lambert, Chief Financial Officer, Quest Software will host the call.

The conference call can be accessed via live Webcast through the “Investors” section of Quest Software’s Web site: www.quest.com. A Webcast replay will be available on the same Web site through May 31, 2006. An audio replay of the call will also be available through May 14, 2005 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 2675234.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their applications, databases and infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software, headquartered in Irvine, Calif., can be found in offices around the globe and at www.quest.com.

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Quest Software to Acquire Vintela, Inc.

About Vintela, Inc.

Vintela provides a family of innovative, extensible platform integration solutions built around the Vintela Integration Architecture (VIA) that enable non-Windows environments to integrate with Microsoft-centric environments. These key infrastructure technologies enhance the security and manageability of applications and systems for companies with heterogeneous operating environments. Vintela solutions integrate platforms including Windows, Unix, Linux, Mac, and Java systems through Microsoft technologies such as SMS, Active Directory, Group Policy, and SFU. Vintela products are in use at more than 100 enterprise customers worldwide with a total Vintela installed base of more than 500,000 seats. For more information on Vintela products, visit www.vintela.com

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release may include predictions, estimates and other information that might be considered forward-looking statements, including statements relating to our proposed acquisition of Vintela, Inc., benefits of the proposed transaction, forecasts of market growth and future revenue, and expectations of the impact of the transaction on our 2005 operating results. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including difficulties encountered in integrating Vintela’s business, uncertainties as to the timing of the transaction, the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, whether certain market segments grow as anticipated, the competitive environment in the software industry and competitive responses to the proposed transaction, and whether the companies can successfully develop new products and the degree to which these gain market acceptance. Other risk factors include the impact of economic conditions on our customers, variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies; risks associated with international operations; and the need to attract and retain qualified personnel. For additional information concerning these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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